UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2007 – (September 30, 2007)

Date of Report – (Date of earliest event reported)

CHEM RX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Park Place

Long Beach, NY 11561

(Address of principal executive office, including zip code)

(516) 889-8770

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 26, 2007, we acquired 100% of the issued and outstanding shares of capital stock of B.J.K. Inc., which conducts its business as “Chem Rx” (the “Business Combination”). Through B.J.K. Inc., we conduct an institutional pharmacy business, providing services to skilled nursing facilities and other long-term healthcare institutions, principally through an operations center based in Long Beach, New York, and also through locations in South Plainfield, New Jersey, Sciota, Pennsylvania and Albany, New York. As a result of the Business Combination, B.J.K. Inc. became our wholly-owned subsidiary, and we changed our name to “Chem Rx Corporation.”

We reported certain details of the Business Combination in a Form 8-K that we filed with the Securities and Exchange Commission on November 1, 2007 (the “Acquisition Form 8-K”). We amended the Acquisition Form 8-K on November 2, 2007.

We are filing herewith a further amendment to the Acquisition Form 8-K. The purposes of this amendment are to furnish the financial information, as of and for the period ended September 30, 2007, with respect to the business that we acquired pursuant to the Business Combination, and to furnish an update to our risk factors.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Descriptions

99.1	Financial information with respect to the acquired business as of and for the quarter ended September 30, 2007

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEM RX CORPORATION

Dated: December 10, 2007	By:	/s/ Jerry Silva

Name: Jerry Silva
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibits	Descriptions

99.1	Financial information with respect to the acquired business as of and for the quarter ended September 30, 2007

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Risk Factors